EXHIBIT 32



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   In connection with the Annual Report of Quantum MRI, Inc. (the "Company") on
Form 10-KSB for the period ending March 31, 2007 as filed with the Securities and Exchange Commission (the "Report"), Kelly Fielder, the President and the Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.


                                   By: /s/ Kelly Fielder
                                      -------------------------------------
                                      Kelly Fielder, President and Chief
                                      Financial Officer



August 9, 2007